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                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                                CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): August 10, 1995

                            PMC International, Inc.
               _____________________________________________________
               (Exact name of registrant as specified in its charter)


          Colorado                     0-14937         84-0627374
       ______________________________________________________________
       (State or other jurisdiction   (Commission    (I.R.S. Employer
           of Incorporation)          File Number)  Identification No.)


    555 Seventeenth Street, 14th Floor, Denver, Colorado     80202
    _________________________________________________________________
            (Address of Principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (303) 292-1177


                                N/A
     ____________________________________________________________
      Former Name or Former Address, if Changed Since Last Report






                           Page 1 of 3 Pages
                      Exhibit Index is on Page 3

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Item 1.   CHANGES IN CONTROL OF REGISTRANT

     On July 28, 1995 the Company borrowed $1,200,000 from Bedford Capital Financial Corporation ("Bedford"). The loan was evidenced by a promissory note which bears interest at 8.5% per annum and is due and payable on July
28, 2000. The loan is secured by all of the Company's assets. Pursuant to the terms of the note, interest during the first year of the loan is deferred and is payable in equal monthly installments over the second and third year of the loan.

     As additional consideration for the loan to the Company, the Company issued Bedford a warrant for the purchase of 1,200,000 shares of the Company's common stock, entered into an advisory agreement with Bedford, and granted Bedford a supplemental option which allows Bedford to maintain its beneficial interest in the Company's common stock.

     The warrant allows Bedford to purchase an additional 1,200,000 shares of the Company's common stock for $1.00 per share at any time prior to July 28, 2000. The advisory agreement between the Company and Bedford requires the Company to pay $100,000 per year to Bedford for certain consulting services to be provided by Bedford. The advisory agreement remains in effect until all loans from Bedford to the Company are repaid or until Bedford's beneficial interest in the Company's common stock is less than 10%, whichever is the last to occur. The supplemental option allows Bedford to purchase from the Company the same number of shares which may in the future be issued by the Company upon the exercise of any outstanding options or warrants or which may be issued by the Company as the result of the exercise of options granted pursuant to the Company's Incentive Stock Option Plan. The price to be paid by Bedford for any additional shares which may be acquired by Bedford pursuant to this supplemental option is the same price paid by a third party upon the exercise of the warrant or option held by the third party.

     At any time prior to July 1, 1996, Bedford has the option to lend an additional $1,800,000 to the Company. This new loan, if made, will have the same terms as the $1,200,000 loan described above. If this second loan is made, the company will issue to Bedford a second warrant which will allow Bedford to purchase 1,800,00 shares of the Company's common stock for $1.00 per share at any time prior to July 28, 2000.

     The Company agreed, under certain circumstances, to register the shares of the Company's common stock owned by Bedford or which may be acquired by Bedford upon the exercise of any warrants or options held by Bedford.

     As part of the transaction with Bedford, Marc Geman resigned as an officer and director of the Company, Michael Opatowski and Allen Goldstone resigned as directors of the Company, and David Andrus, William Atkinson and J.W. Nevil Thomas were elected as directors of the Company. The Company plans to add a fifth director in the future. Kenneth S. Phillips remained as an officer and director of the Company.

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     In a related transaction, Marc Geman sold 1,000,000 shares of the
Company's common stock to Bedford and sold 1,643,845 shares of the Company's common stock to a limited liability company controlled by Kenneth S. Phillips and David Andrus. The shares sold to the limited liability company included 607,194 shares which Geman purchased from Stuart Geman, who was the Trustee of three trusts created for the benefit of Marc Geman's children. Bedford has an option to purchase 335,000 shares of the Company's common stock from the limited liability company.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          See Item 1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          The following exhibits are filed with this report:

          (c)  Exhibits

          Number         Name                                  Page Reference

            1.        Investment Agreement between the Company      (1)
                      and Bedford

            2.         Registration Rights Agreement between the    (1)
                       Company and Bedford

            3.         Warrant for the Purchase of 1,200,000        (1)
                       Shares of the Company's Common Stock

(1) The exhibits listed above are incorporated by reference to the exhibits filed with a Schedule 13-D filed by Bedford Capital Financial Corporation.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 11, 1995                PMC INTERNATIONAL, INC.

                                     By: Kenneth S. Phillips
                                         ------------------------------
                                         Kenneth S. Phillips, President